SCHEDULE A

TO

ADMINISTRATION AGREEMENT

CARILLON SERIES TRUST

The following classes of each Series of the above-referenced Trusts currently are subject to this Agreement:

Carillon Series Trust

Carillon ClariVest Capital Appreciation Fund Class A

Class C

Class I

Class R-6

Carillon Eagle Growth & Income Fund

Class A

Class C

Class I

Class R-6

Carillon ClariVest International Stock Fund: Class A

Class C

Class I

Class R-6

Carillon Eagle Mid Cap Growth Fund:

Class A

Class C

Class I

Class R-6

Carillon Eagle Small Cap Growth Fund:

Class A

Class C

Class I

Class R-6

Carillon Reams Core Bond Fund

Class A

Class C

Class I

Class R-6

Carillon Reams Core Plus Bond Fund

Class A

Class C

Class I

Class R-6

Carillon Scout Mid Cap Fund

Class A

Class C

Class I

Class R-6

Carillon Scout Small Cap Fund

Class A

Class C

Class I

Class R-6

Carillon Reams Unconstrained Bond Fund Class A

Class C

Class I

Class R-6

Carillon Chartwell Real Income Fund

Class A

Class C

Class I

Class R-6

Carillon Chartwell Small Cap Value Fund

Class A

Class C

Class I

Class R-6

Carillon Chartwell Mid Cap Value Fund

Class A

Class C

Class I

Class R-6

Carillon Chartwell Small Cap Growth Fund

Class A

Class C

Class I

Class R-6

Carillon Chartwell Short Duration High Yield Fund

Class A

Class C

Class I

Class R-6

Date: April 26, 2024

SCHEDULE B

TO

ADMINISTRATION AGREEMENT FOR

CARILLON SERIES TRUST

Compensation pursuant to Paragraph 9 of the Administration Agreement shall be:

(1)

For the Services provided to each of Class A, Class C, Class I, and Class R-6 of a Series and its shareholders (including amounts paid to third parties), 0.10% per annum of the average daily net assets of each such Class of said Series; plus in each case

(2)	Certain out-of-pocket expenses

Date: April 26, 2024